UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2013

  L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Limited Brands, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 22, 2013, Limited Brands, Inc. (the “Company”) changed its name to L Brands, Inc.  This name change is part of a planned transition process under a requirement associated with the previous sale of Limited Stores, LLC.  The Company expects to announce a new permanent name for the Company in the months ahead.

The name change was effected through a short-form merger pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”) by merging a wholly owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger.  Under the DGCL, the merger did not require stockholder approval and had the effect of amending the Company’s certificate of incorporation to reflect the new legal name of the Company.  The Company also amended its bylaws, effective as of the same date, to reflect the name change.

The merger and resulting name change do not affect any of the rights of the Company’s security holders, and the Company’s common stock will continue to trade on the New York Stock Exchange under the ticker symbol “LTD.”  The Company’s common stock will continue to trade under the name “Limited Brands, Inc.” until March 28, 2013, at which point it will trade under the name “L Brands, Inc.”

A copy of the Certificate of Ownership and Merger effecting the name change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  A copy of the bylaws of the Company, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Ownership and Merger
3.2	Amended and Restated By-Laws of L Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L BRANDS, INC.

Date: March 22, 2013	By	/s/ Douglas L. Williams
		Name:	Douglas L. Williams
		Title:	Executive Vice President & General Counsel